Exhibit 10.1

GEOWORKS [LOGO]

                                                             Licensing Agreement

This Licensing Agreement (hereinafter Agreement) is between Geoworks Corporation, a Delaware corporation, having a principal place of business at 960 Atlantic Avenue, Alameda, CA 94501 USA (hereinafter Geoworks), and Science Applications International Corporation (SAIC) a Delaware corporation, having a principal place of business at 10260 Campus Point Drive, San Diego, CA 92121 (hereinafter "SAIC") (individually, a Party and collectively, the Parties).

This Agreement is effective as of the date the last Party executes it ("Effective Date").

                             I N T R O D U C T I O N

      A. Geoworks is the owner or licensor of certain proprietary software which enables mobile internet access in the business-to-business and business-to-consumer markets; and

      B. SAIC wishes to license this software for Use by SAIC's Authorized Users and to utilize Geoworks' technical support and professional services related to the software under the terms and conditions of this Agreement.

1. DEFINITIONS

      1.1 "Authorized User" means an SAIC employee or contractor authorized to Use the Client Software (or an application developed using the Client Software) and subject to the confidentiality and protection restrictions contained in
Section 8 of this Agreement. Each Authorized User corresponds to one entry in the subscriber database in the Server Software.

      1.2 "Bug Fixes or Error Corrections." Software patches, workarounds, and all Updates containing software-correcting Errors provided by Geoworks to SAIC pursuant to this Agreement.

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This document and the confidential information it contains shall be distributed, routed or made available solely to authorized persons having a need to know within Geoworks and SAIC, except with written permission of Geoworks.

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      1.3 "Confidential Information." All information, inventions, know-how or data of either party disclosed pursuant to this Agreement in written, graphic, visual, or electronic form if marked as confidential or in oral form if designated as confidential prior to such oral disclosure and reduced to writing within 20 days thereafter, including, without limitation, the terms and conditions of this Agreement, the Software, Documentation, Related Materials, non-public marketing plans and non-public information concerning future services or products of either party; provided, however, that the Software and Documentation will be deemed Geoworks Confidential Information without the need for marking such materials with a proprietary or confidential legend. Confidential Information may include information that is proprietary to a third party from whom Geoworks has acquired license rights.

      1.4 "Customized Software." Modifications, improvements or additions to the Software, requested by SAIC and agreed-upon by Geoworks, as specified in an executed Statement of Work.

      1.5 "Demand Services." Services provided by Geoworks, as requested by SAIC and agreed-upon by Geoworks, for provision of services such as, but not limited to inquiry assistance not related to Errors, problem diagnostics, analysis and resolution (not related to Errors), and other support of the Software beyond that provided as Geoworks Support Services or Maintenance Support. Provision of Demand Services is subject to payment of professional services fees and on the availability of Geoworks resources.

      1.6 "Documentation." Geoworks' user manuals, technical documentation, and other technical materials, as identified in an executed Statement of Work, regarding the Software prepared by Geoworks and furnished to SAIC along with the Software.

      1.7 "Enhancement" a new version of the Software that adds new features and functionality in addition to the original functionality provided to SAIC as described in a Statement of Work. Enhancements shall be deemed to be new items of Software and shall be subject to additional license fees, Software Acceptance and any warranty.

      1.8 "Error." A failure of the Software to operate or perform in accordance with or otherwise fail to meet the specifications as described in the Documentation.

      1.9 "Geoworks Support Services." Installation of the Software, training on use of the Software or other support, such as but not limited to, consulting services, to be provided to SAIC by Geoworks as described in an executed Statement of Work.

      1.10 "Intellectual Property Rights." Worldwide (i) rights associated with patents and patent applications; (ii) rights associated with works of authorship, including copyrights, copyright applications, copyright registrations, moral rights; (iii) rights associated with the protection of trade secrets; (iv) any rights analogous to those set forth above in this Section and

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any other proprietary rights relating to intangible property, and specifically excluding trademarks, trade names and service marks; and (v) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

      1.11 "License Fee." The fee specified in an executed Statement of Work for the Software.

      1.12 "Maintenance Support." Bug Fixes and Updates to the Software, as they become generally available, and any additional Maintenance Support described in an executed Statement of Work.

      1.13 "Primary Designated Equipment." The equipment specified in an executed Statement of Work on which SAIC will install the Software and which is located at the Primary Designated Location(s).

      1.14 "Primary Designated Location(s)." The location(s) specified in an executed Statement of Work.

      1.15 "Related Materials." All other materials relating to the Software that are provided by Geoworks to SAIC during the term of this Agreement.

      1.16 "SAIC Support Services." Installation of the Client Software and training on use of the Client Software, and any additional support to be provided to Authorized Users by SAIC and Level One and Level Two Support.

      1.17 "Services" Demand Services, Geoworks Support Services, Maintenance Support and any work defined in the Training Workshops, Consulting Services or Maintenance Support sections of a Statement of Work to this Agreement.

      1.18 "Software" collectively means Geoworks' object code or machine-executable versions of the following computer programs, including any Customized Software or Enhancements: (i) the AirBoss Application Platform Server Software and (ii) the AirBoss Application Platform Client Software. As necessary, each may also be addressed individually (i.e. "Server Software" or "Client Software") in the Agreement or in a Statement of Work.

      1.19 "Software Acceptance." Final acceptance of the Software ("Software Acceptance") occurs as specified in an executed Statement of Work, but in no event later than thirty (30) days after shipment of the Software to SAIC. Additionally, SAIC shall be deemed to have accepted the Software if SAIC uses the Software in a commercial production environment, including for any pilot or evaluation phases.

      1.20 "Statement of Work" or "SOW." A detailed description of the Software, Geoworks Support Services, Maintenance Support, Demand Services, and any other services as agreed,

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including schedules, milestones, responsibilities, Fees, and other requirements and obligations of the Parties. Statements of Work will be in the format set forth in Exhibit A or in a similar format with the same information as agreed to in writing by Geoworks and SAIC. In the event of any conflict between this Agreement and a SOW, the SOW shall take precedence.

      1.21 "Tier One Support." The single point of contact for Authorized User problems and technical assistance. Tier One Support personnel receive, log, and track Authorized User calls. They will provide inquiry and information request processing. They engage the Tier Two Support technical personnel, as appropriate.

      1.22 "Tier Two Support." Tier Two Support personnel serve as technical resources to the Tier One Support personnel to assist in answering Authorized User queries, analyze reported troubles, restore system outages, offer workarounds, and/or perform scheduled and unscheduled maintenance. Tier Two Support personnel assist the Tier One Support personnel SAIC in the diagnosis of problems, including isolation of the problem to a defect in the Software or to other areas such as, but not limited to, problems with SAIC's operations, databases, hardware/firmware, or interfacing software. Tier Two Support personnel engage the Tier Three Support personnel, if appropriate.

      1.23 "Tier Three Support." After Tier Two Support Personnel have isolated a problem to an Error in the Software, Tier Three Support personnel will provide support, including Bug Fixes or Error Corrections.

      1.24 "Updates." Modification(s) to the Software which incorporate corrections of Errors and which may also provide minor functional or performance improvements as designated by Geoworks.

      1.25 "Use" means any lawful operation by any individual having authorized access to the Software. Such operation may include, without limitation, storing, loading or installing the Server Software, operating the Server Software and accessing or transmitting data using the Client Software by remote electronic means.

2. LICENSES

      2.1 Geoworks agrees to grant and hereby grants to SAIC a non-exclusive, worldwide, non-transferable (except as provided for under this Agreement) license for internal Use by SAIC and SAIC Authorized Users to Use the Software as specified in this Agreement or in a Statement

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of Work for the Term of the license.

The license granted hereunder includes the right for the SAIC to (a) Use the Software solely in connection with SAIC's telematics business operations; (b) install and Use the Server Software on a duplex server configuration; (c) install and use the Client Software for up to ten-thousand (10,000) Authorized Users; (d) make copies of the Client Software for Use by Authorized Users; and
(e) install and Use the Software for non-commercial testbed purposes (i.e., promoting and demonstrating the Software to potential SAIC customers, providing training and support to employees and Authorized Users, installing and testing Client Software).

      2.2 License Restrictions and Conditions. The following restrictions and conditions shall apply to the License.

            2.2.1 Limited Use. The License is restricted to the Software for which SAIC timely pays the applicable License Fees designated in an executed Statement of Work. The Software may only be accessed or used by the number of Authorized Users reported by SAIC pursuant to Subsection 3.2 and for which SAIC timely pays the License Fee designated in an executed Statement of Work.

            2.2.2 Proprietary Notices. SAIC shall reproduce any proprietary rights notices of Geoworks and/or contributing third parties, if any, contained in or on all partial or complete copies of the Software, Documentation and Related Materials on all partial or complete copies of the Software, Documentation and Related Materials.

            2.2.3 No sublicense. SAIC may not sublicense, assign, or otherwise transfer any of its rights in the Licenses set forth herein to any third party and any attempt to do so shall be null and void and be cause for immediate cancellation of the Agreement.

            2.2.4 No modifications. Other than what is expressly provided in this Agreement, SAIC may not modify the Software, Documentation or Related Materials without prior written permission from Geoworks. SAIC agrees not to decompile, disassemble, or otherwise reverse engineer the Software.

            2.2.5 Copying. SAIC agrees not to duplicate or reproduce the Software, Documentation or Related Materials, in whole or in part, except as expressly provided in this Agreement. SAIC may make one copy of part or all of the Software, Documentation and Related Materials for emergency back-up purposes. SAIC agrees that any such copy shall include the copyright, trademark and proprietary information notices of Geoworks and its suppliers.

            2.2.6 No Other Rights. Except for those rights expressly granted herein, no other rights are granted to SAIC.

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3. ORDERING

      3.1 New Authorized Users. SAIC shall create and provide copies of the Licensed Technology Client Software to Authorized Users as permitted hereunder. SAIC shall keep full, clear and accurate records with respect to all copies of the Client Software provided to such Authorized Users.

      3.2 Reports. Within thirty (30) days after the end of each quarterly period ending on February 28th, May 31st, August 31st and November 30th, commencing with the quarterly period during which this Agreement first becomes effective, SAIC shall furnish to Geoworks a Report for such quarterly period, certified by a responsible official of SAIC, detailing the number of Authorized Users added during the previous quarter, and the AirBoss Client Software License Fees therefore due Geoworks ("Report"). This Report will contain: 1) the subscriber ID, 2) subscriber description (first and last name) and 3) the date the subscriber record was added for each Authorized User added during the previous quarter. The information for the Report shall be obtained by querying the subscriber database on the AirBoss Server Software. Geoworks shall have the right to inspect, at SAIC's Primary Designated Location, SAIC's AirBoss Server Software once a quarter to verify and confirm that the number of new Authorized Users reported for a particular quarter was correct.Fees due Geoworks for such Software, and maintenance for such quarterly period, shall be paid concurrently with the submission of the Report. The Report shall be sent to: 960 Atlantic Avenue, Alameda, CA 94501, Attention: CFO.

4. SAIC's OTHER OBLIGATIONS

      4.1 Labeling. SAIC shall not sell or otherwise distribute the Software in any manner under a private label other than Geoworks' trademarks. SAIC will ensure that the Software and all materials used to advertise, market, or promote the Software will bear appropriate Geoworks trademarks, service marks, trade names and related branding information, ("Geoworks Marks") which must not be removed or modified from the Software and related materials. SAIC's use of the Geoworks Marks is subject to the limitations and requirements of Section 14.3.

      4.2 Staffing and Training. SAIC will maintain as a part of its staff, qualified, technical support employee(s) knowledgeable in the use of the Software sufficient to meet SAIC's marketing and SAIC Customer Support obligations under this Agreement. Geoworks will provide training as described in an executed Statement of Work.

      4.3 Support to Subscribers. SAIC will provide Authorized Users with Tier One Support and Tier Two Support and with any SAIC Support Services. SAIC shall not direct any Authorized User to contact Geoworks for Tier One Support, Tier Two Support, or SAIC Support

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Services, nor for any support services that are not specified hereunder as
Geoworks Support Services or specified to be provided by Geoworks in an executed Statement of Work.

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5. GEOWORKS OBLIGATIONS

      5.1 Collateral. Geoworks will provide SAIC with reasonable quantities, as determined by Geoworks, of catalogues, products, brochures, manuals and other publications to assist SAIC in the promotion and distribution of the Software.

      5.2 Geoworks Support Obligations to SAIC

            5.2.1 Provided Geoworks has received payment of all related License Fees and Geoworks Support Services Fees, and SAIC has timely and properly performed any related Tier One Support, Tier Two Support and SAIC Support Services such as Client Software installation and routine maintenance, Geoworks will provide SAIC with Tier Three Support. When requesting Tier Three Support from Geoworks, SAIC will provide any and all required access to the Server Software. If remote support is required, this access will include (but not be limited to) Telnet and FTP access. If on site support is required, this access will include physical access to the Primary Designated Location(s) during mutually agreeable times.

            5.2.2 Provided Geoworks has received payment of all related License Fees, Geoworks Support Service Fees, and Maintenance Support Fees, Geoworks will provide SAIC with the Maintenance Support and Geoworks Support Services specified to be provided to SAIC in any applicable executed Statement of Work. Geoworks will provide Maintenance Support for the currently available and one prior Release of the Software. In no event will Geoworks support any Release for more than a twelve (12) month period.

            5.2.3 Except for the support obligations expressly undertaken in an applicable Statement of Work or as otherwise expressly agreed by Geoworks in an authorized writing, SAIC will remain solely responsible for all installation, maintenance, and other support services with respect to the Client Software. SAIC shall not make any representations, warranties, or covenants regarding Geoworks support obligations that are inconsistent with this Agreement or an executed Statement of Work.

6. CONSIDERATION, PAYMENT AND TAXES

      6.1 Consideration. SAIC will pay Geoworks the Fees in the amounts and in the timeframes specified in an executed Statement of Work for all Software, Geoworks Support Services, Maintenance Support and any Demand Services provided for by this Agreement and an executed Statement of Work (collectively the "Fees"). Geoworks shall have sole discretion and authority to change the License Fee and or Maintenance Support Fee with ninety (90) calendar days written notice.

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      6.2 Payment of Fees for Demand Services. Fees for Demand Services will be billed monthly, as incurred, at Geoworks then-current standard professional services rates as periodically published and supplied to SAIC. SAIC shall pay fees for Demand Services within thirty (30) days of date of invoice for such Demand Services.

      6.3 Payment Provisions. Payments to Geoworks must be in United States dollars and either:

            6.3.1 wire transferred to:

                              Federal Reserve Bank of San Francisco
                              For Credit to Silicon Valley Bank
                              ###, for further credit to:
                              Geoworks, Acct ###
                              By Order of SAIC

            6.3.2 mailed to Geoworks at:

                              960 Atlantic Avenue,
                              Alameda, CA  94501
                              Attn:  CFO

      6.4 Overdue Payments. Overdue payments are subject to a late payment charge, calculated and compounded monthly, and calculated at a rate of one percent (1%) per month.

      6.5 Taxes. Fees payable under this Agreement and associated Statements of Work are exclusive of taxes. In addition to the fees payable by SAIC to Geoworks, all taxes, duties, levies, or other charges of any kind resulting from this Agreement shall be the responsibility of SAIC. If any withholding tax or similar charge is applicable to the fees paid by SAIC to Geoworks, SAIC shall pay such additional amount as shall result in Geoworks receiving the total amount of the fees it would have been paid but for such tax or levy. SAIC will remit the withholding tax or similar charge directly to the appropriate tax or governmental authority. SAIC shall promptly furnish Geoworks with appropriate receipts evidencing such payment. If SAIC fails to pay these taxes, duties or levies, SAIC shall pay all reasonable expenses incurred by Geoworks, including reasonable attorney's fees, to collect such taxes, duties, or levies. SAIC shall not be liable for any taxes based on Geoworks' net income.

7. OWNERSHIP

      7.1 Geoworks owns and shall retain ownership of all Intellectual Property Rights in and to the Software, Documentation, and Related Materials, including improvements, additions and modifications thereto. SAIC has no rights to the Software, Documentation, and Related Materials other than those expressly granted in this Agreement or an executed Statement of Work.

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8. CONFIDENTIALITY AND PROTECTION OF MATERIALS; EQUITABLE REMEDY

      8.1 Confidentiality Obligations. All Confidential Information of each party shall be held in confidence by the other party. Neither party shall disclose, publish, release, transfer or otherwise make Confidential Information of the other party available, in any form to, or for the use or benefit of, any person or entity without such other party's approval. Each party shall, however, be permitted to disclose relevant aspects of the other party's Confidential Information to the party's officers, employees and professional advisors to the extent that such disclosure is reasonably necessary to the performance of the party's duties and obligations or the exercise of its rights under this Agreement; provided, however, that each party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, employees and professional advisors. The confidentiality obligations in this Section 8.1 shall not apply with respect to any Confidential Information that:

            8.1.1 was in the public domain at the time of its disclosure;

            8.1.2 enters the public domain through no fault of such party or such party's employees, agents or representatives;

            8.1.3 was already in such party's possession or such party's employees, agents or representatives at the time of its disclosure by the other party without a pre-existing duty of confidentiality;

            8.1.4 was or is developed or created independently by such party or by its employees, agents or representatives without the use of the other party's Confidential Information;

            8.1.5 was or is communicated to such party or its employees, agents or representatives by a third party who did not breach or is not in breach of any obligation of confidentiality as a result of such communication; or

            8.1.6 was or is required to be disclosed pursuant to court or government action; provided, however, that the party disclosing the information shall give to the other party notice of disclosure pursuant to such court or government action.

      8.2 Injunctive Relief. The disclosure of Confidential Information of a party in breach of Section 8.1 may give rise to irreparable injury to such party and the parties acknowledge that remedies other than injunctive relief may not be adequate. Accordingly, upon demonstration that such a disclosure has or is about to occur, the party whose Confidential Information has been or is about to be disclosed shall have the right to obtain equitable and injunctive relief to prevent the unauthorized use or disclosure of any Confidential Information, as well as to such damages or other relief as is occasioned by such unauthorized use or disclosure.

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      8.3 Survival. Except with regard to the Software and Documentation, the provisions of this Article 8 shall survive termination or expiration of this Agreement for a period of three (3) years from the date of each disclosure to the other party. With regard to the Software, Documentation, and Related Materials, the provisions of this Article 8 shall survive termination or expiration of this Agreement until Geoworks informs SAIC, in writing, that the Software, Documentation and Related Materials are no longer deemed confidential by Geoworks.

      8.4 SAIC Obligations. Except as stated in Article 2, SAIC shall not use, distribute, disclose, make or have made any copies of Geoworks Confidential Information, in whole or in part, without the prior written authorization of Geoworks.

9. WARRANTY AND DISCLAIMER OF WARRANTY

      9.1 Warranty. Each party warrants that it has the right and power to enter into this Agreement and, to the best of its knowledge, that it has the right to grant the licenses granted in Article 2 above.

      9.2 Disclaimer of Warranty. Except as provided in Section 9.1 and 9.2, or as expressly stated and labeled as a warranty in an executed Statement of Work, THE SOFTWARE, DOCUMENTATION AND RELATED MATERIALS ARE PROVIDED "AS IS" AND GEOWORKS DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE, SERVICES, DOCUMENTATION AND RELATED MATERIALS, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE,. The Software is not error free and may not perform to SAIC's requirements. SAIC ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS AGREEMENT.

      9.3 Limitations. All warranties set forth or referenced in this Article are expressly subject to the limitations of Article 11 below.

      9.4 Warranties made by SAIC. SAIC warrants that it will not make or publish any representations, warranties, or guarantees concerning the Software, other than those specifically authorized in writing by an officer of Geoworks.

      9.5 Warranties made by Geoworks. Geoworks hereby represents and warrants that the Software will at the time of Software Acceptance and for a period of 60 days thereafter conform to the Documentation provided by Geoworks.

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10. INDEMNIFICATION

      10.1 Indemnification by SAIC. SAIC agrees to defend, indemnify and hold Geoworks harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action or proceeding (each, an "Action") brought by third parties against Geoworks or its employees, directors, officers, affiliates and agents ("Representatives") resulting from or relating to: (i) any breach by SAIC of its representations or warranties under this Agreement; (ii) any actions or omissions on the part of SAIC in Using the Software (iii) any unauthorized Use of the Software, Documentation, and/or Related Materials. Notice of such claim hereunder shall be given promptly after Geoworks or its Representative becomes aware of such claim; provided, that in the failure of Geoworks or its Representative to give notice as provided in this Section shall not relieve SAIC of its obligations under this Section, except to the extent that SAIC is actually prejudiced by such failure to give notice.

      10.2 Indemnification by Geoworks. Geoworks will indemnify, defend and hold SAIC and/or its Representatives harmless from and against any and all Losses resulting from any Action brought against SAIC or its Representatives from any claim that the Software, Geoworks Intellectual Property Rights, or Demand Services infringe of any U.S. patent, copyright, or other intellectual property right of a third party or misappropriation of a third party trade secret, provided, however, that such indemnification shall not extend to any claims that arise out of or result from any infringement claim made by any person based upon: (i) modifications to the Software made by or on behalf of SAIC; (ii) SAIC's combination of the Software with products or services of SAIC or any third party, which combination is the basis for such claim; (iii) use of the Software other than as permitted under this Agreement or in a manner for which it was not intended; or (iv) use of other than the most current release of the Software (if such claim would have been avoided by the use of such release. Notice of such claim hereunder shall be given promptly after SAIC or its Representative to give notice as provided in this Section shall not relieve Geoworks of its obligations under this Section, except to the extent that Geoworks is actually prejudiced by such failure to give notice. Should the Software, or any portion thereof, become, or in Geoworks' opinion be likely to become, the subject of a claim of infringement, Geoworks shall in a timely manner either (i) procure for SAIC and Authorized Users the right to continue to use the Software, or (ii) replace, or otherwise modify, the Software (or portion thereof) to make it noninfringing, or (iii) obtain a reasonable substitute product for the Software (or portion thereof), provided that any replacement, modification, or substitution under this Section does not effect a material change in the functionality of the Software. If none of the foregoing is commercially practicable and such claim matures into a final judgment of infringement, Geoworks may terminate the Agreement and SAIC agrees to comply with any order relating to such judgment. Such termination, however, will not affect Geoworks'

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obligations of indemnification under this Section or such other obligations that survive termination.

11.      LIMITATION OF LIABILITY

      11.1 EXCEPT FOR CLAIMS ARISING OUT OF SECTION 8 AND 10 HERETO, EITHER PARTIES'S LIABILITY OR RESPONSIBILITY TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY LIABILITY, LOSS, OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED, DIRECTLY OR INDIRECTLY, (IN ADDITION TO ANY FEES OUTSTANDING TO GEOWORKS), IS LIMITED TO THE LESSER OF (i) THE TOTAL SOFTWARE LICENSE FEE PAID BY SAIC TO GEOWORKS UNDER THIS AGREEMENT FOR THE SOFTWARE THAT CAUSED THE LOSS OR DAMAGE DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE FILING OF ANY LAWSUIT; OR (ii) ONE HUNDRED THOUSAND DOLLARS (US $100,000.00). THE SOFTWARE LICENSE FEE DOES NOT INCLUDE ANY FEES FOR GEOWORKS SUPPORT SERVICES OR MAINTENANCE FEES. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST DATA, LOSS OF BUSINESS OR ANTICIPATORY PROFITS, OR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES RESULTING FROM THIS AGREEEMNT OR THE USE OR OPERATION OF THE SOFTWARE, DOCUMENTATION, AND/OR RELATED MATERIALS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. TERM AND TERMINATION

      12.1 Term. The term of this Agreement shall begin upon the Effective Date and shall continue thereafter until the earliest to occur of the following: (1) termination of this Agreement pursuant to Section 12.2; or three (3) years from the Effective Date. The three (3) year term shall be automatically renewed for additional one (1) year periods, unless either Party notifies the other Party in writing, thirty (30) days prior to the end of any yearly period, that the Agreement shall terminate at the end of such period.

      12.2 Termination for Cause. Geoworks may terminate this Agreement immediately (i) should any Software, Documentation or Related Materials become, or in Geoworks' opinion be likely to become, the subject of a claim of infringement of a third party's Intellectual Property Rights; or (ii) in the event SAIC materially breaches this Agreement or takes any action in derogation of Geoworks' rights to its Confidential Information licensed to SAIC under this Agreement.

      12.3 Termination for Convenience. Either party may terminate this Agreement without cause by providing the other party with ninety days advance notice.

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      12.4 Effect of Termination. Upon termination of this Agreement, or expiration for any reason:

      12.4.1 Payment and Licenses. Any amounts owed to Geoworks under this Agreement before such termination or expiration will be immediately due and payable and all SAIC's licensed rights under this Agreement will terminate.

            12.4.2 Maintenance Support and Geoworks Support Services. Geoworks shall cease providing Maintenance Support or Geoworks Support Services to SAIC.

            12.5 Survival of Terms. Notwithstanding any termination of this Agreement, the rights and obligations set forth in Article 1 (Definitions),
Section 2.3 (License Restrictions), Article 7 (Ownership), Article 8 (Confidentiality), Article 9 (Warranty and Disclaimer of Warranty), Article 10 (Indemnification), Article 11 (Limitation of Liability), Section 12.4 (Effect of Termination) and Article 14 (Miscellaneous) will survive termination. SAIC expressly acknowledges SAIC's ongoing confidentiality obligations, as set forth in Article 8, following termination of this Agreement. SAIC hereby agrees that Geoworks' rights as set forth in Article 3.2 shall be exercisable for one year after any termination. SAIC hereby agrees that within thirty (30) days of the termination of this Agreement SAIC shall return all Software, Documentation, and Related Materials, in whole or in part, to Geoworks and certify in writing to Geoworks, by completing and returning Exhibit C, that all copies of the Software, Documentation, and Related Materials in whole or in part and in any form in SAIC's possession or under SAIC's control and subject to this provision have been returned to Geoworks.

13. CHANGE CONTROL

      13.1 Either Party shall have the right to make changes to the work performed under an executed Statement of Work, subject to mutual agreement to the scope of the changes and any equitable adjustment to account for implementation of such changes. All changes shall be authorized in writing by both Parties and in a format acceptable to both Parties.

14. MISCELLANEOUS

      14.1 Governing Law and Attorneys' Fees. In the event any action is required in any court or before any arbitrator arising in any way from the obligations undertaken pursuant to this Agreement, the action shall lie in a court of competent jurisdiction in the State of California and any such action shall be governed by California law, without reference to its conflict of laws provisions or, if appropriate, federal law. In the event of any such action, the prevailing party shall be entitled to all costs of suit including reasonable attorneys' fees as shall be determined by the court or arbitrator. Late payments bear interest at the rate of one percent per month. The

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                                       14
parties agree that the United Nations Convention on Contracts for the International Sale of Goods is excluded from application to this Agreement.

      14.2 Binding Effect; No Assignment. This Agreement and the covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto. SAIC may not assign this Agreement or sublicense the Software without the prior written consent of Geoworks, unless otherwise provided herein, and any such assignment will be deemed null and void.

      14.3 Trademark Ownership and License.

            14.3.1 Geoworks will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to SAIC hereunder.

            14.3.2 SAIC will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Geoworks hereunder.

            14.3.3 Each party hereby grants to the other a non-exclusive, royalty-free limited license to use its trademarks, service marks or trade names solely in connection with the marketing, promotion and advertising of the Software and within their business presentations. SAIC's use shall comply with Geoworks guidelines provided to SAIC from time to time. At Geoworks' request SAIC will modify or discontinue any use of Geoworks' trademarks, service marks or trade names.

      14.4 Publicity; Press Release. Either party may disclose the existence of this Agreement with each of their potential customers. Geoworks and SAIC may mutually develop a press release related to SAIC's license and deployment rights related to the Software. Such press release shall be developed within a reasonable timeframe, as mutually agreed by the Parties.

      14.5 Force Majeure. Neither Party shall be responsible for delays or failures in performance resulting from causes beyond the control of such Party. Such causes shall include, but not be limited to, inability to obtain export licenses or import authorization, acts of God, strikes, lockouts, riots, acts of war, epidemics, government regulations imposed after the fact, fire, communications lines failures, equipment failures, power failures or earthquakes ("Force Majeure Events"). No Force Majeure Event shall excuse the timely payment of money, however.

      14.6 Compliance with Laws. Geoworks' obligations under this Agreement are subject to compliance with all present and future regulations and restrictions of the government and agencies of the United States and other applicable countries. SAIC will at all times comply with all applicable laws and regulation and refrain from any unethical conduct or any other conduct

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                                       15
that tends to damage the reputation of Geoworks or the Software. Without limiting the foregoing:

            14.6.1 SAIC agrees that it will not ship or divert the Software or Documentation or other technical data with respect thereto for use in any other country or countries in contravention of the laws and regulations of any applicable government or agencies or knowingly cause or permit such shipping or diversion without the prior written approval of such government or agencies; and

            14.6.2 SAIC will comply with the provisions of the United States Foreign Corrupt Practices Act. SAIC (or its employees and agents) shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist SAIC in obtaining, retaining or directing any such business in relation to the Software. SAIC will defend, indemnify, and hold harmless Geoworks from and against all fines, penalties, liabilities, damages, costs, and expenses incurred by Geoworks as a result of any violation of such laws or regulations by SAIC.

      14.7 Independent Contractors. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties.

      14.8 Notice. All notices hereunder shall be in writing and delivered by courier, fax, or hand or sent to the other party by first-class pre-paid mail, return receipt, to the address of the receiving party set forth at the beginning of this Agreement to the attention of the General Counsel or CFO (or at such different address as may be designated by such party by written notice to the other party). All notices shall be deemed received on actual receipt if delivered by hand, courier or fax, or five (5) business days after deposit, first-class postage pre-paid, if mailed.

      14.9 Complete Statement; Amendments; No Waiver. This Agreement including the exhibits hereto contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral and written agreements, negotiations, understandings and communications regarding such subject matter. If any provision of this Agreement is held to be unenforceable under any applicable statute or rule of law, this Agreement shall be construed without such provision. No delay or failure on the part of any party hereto to exercise any power or right hereunder shall operate as a waiver thereof; a waiver of any breach of this Agreement does not mean that any subsequent breach has been waived, whether or not it is a breach of the same provision of the Agreement. No representation or promise relating to, and no amendment of, this Agreement shall be binding unless in writing and signed by both parties.

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                                       16

      14.10 Headings. The captions and paragraph headings used in this Agreement are included merely for convenience of reference. They are not to be considered part of, or to be used in the interpretation of the Agreement or its provisions.

                                   SIGNATURES

Geoworks Corporation                                 SAIC


           \S\                                           \S\
----------------------------------       ---------------------------------
Signature                                Signature
         David Pepe                               Joseph F. Thumser
----------------------------------       ---------------------------------
Print Name                               Print Name
Sr. VP Mobile Products & Services        Group Contracts Manager
----------------------------------       ---------------------------------
Title                                    Title
10/24/01                                 10/17/01
----------------------------------       ---------------------------------

Date                                     Date

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                                       17

                                    EXHIBIT A
                          Format for Statements of Work

                          Statement of Work Number XXX
                                     to the
To the Geoworks/SAIC Licensing and Distribution Agreement Dated "Effective Date"

Subject to the terms and conditions contained in this Statement of Work Number XXX and in the Agreement, Geoworks shall provide to SAIC Geoworks' Software and Geoworks Support Services and Maintenance Support as defined and described in this SOW. This Statement of Work is effective upon execution by both Parties ("SOW Effective Date").

1.    Software

2.    Primary Designated Equipment

      a.    AirBoss Application Platform Server Configuration

      The AirBoss Application Platform Server consists of the following third party hardware and third party software components:

                  List hardware/third party software components

      Two servers configured as above constitute a mated server pair which is required to provide failover functionality.

      The server system must be obtained by SAIC from a Geoworks-recommended systems integrator:

                                  Perfect Order
                              1300 Bent Creek Blvd.
                             Mechanicsburg, PA 17055
                                 (717) 796-1936
                              (717) 796-9759 (fax)

      b.    AirBoss Application Platform Supported Client Devices

3.    Primary Designated Location

                        CONFIDENTIAL - RESTRICTED ACCESS
This document and the confidential information it contains shall be distributed, routed or made available solely to authorized persons having a need to know within Geoworks and SAIC, except with written permission of Geoworks.

4.    Documentation

      Documentation will be delivered concurrent with the delivery of the Software as set forth in the Schedule. SAIC will receive one (1) electronic copy of the Documentation listed below.

                               List of Documents

5.    Training Workshops

6.    Geoworks Support Services

7.    Maintenance Support

8.    Schedule

9.    Fees

10.   Assumptions

11.   SAIC Responsibilities

                                   SIGNATURES

Geoworks Corporation                        SAIC

----------------------------------          ---------------------------------
Signature                                   Signature

----------------------------------          ---------------------------------
Print Name                                  Print Name

----------------------------------          ---------------------------------
Title                                       Title

----------------------------------          ---------------------------------

Date                                        Date

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                                       2

EXHIBIT B

Certification of Return of Software, Documentation, and Related Materials

I,________________________________________________________, an authorized employee of SAIC hereby certify that I am returning herewith to Geoworks all existing copies, in part or in whole, of Software, Documentation, and Related Materials in my possession or under my control.

                        CONFIDENTIAL - RESTRICTED ACCESS
This document and the confidential information it contains shall be distributed, routed or made available solely to authorized persons having a need to know within Geoworks and SAIC, except with written permission of Geoworks.

                          Statement of Work Number 001
                                     to the
To the Geoworks/SAIC Licensing and Distribution Agreement Dated "Effective Date"

Subject to the terms and conditions contained in this Statement of Work Number 001 and in the Agreement, Geoworks shall provide to SAIC Geoworks' Software and Geoworks Support Services and Maintenance Support as defined and described in this SOW. This Statement of Work is effective upon execution by both Parties ("SOW Effective Date").

1.    Software

      AirBoss Application Platform Release 6.2

2.    Primary Designated Equipment

      2.1   AirBoss Application Platform Server Configuration

            The AirBoss Application Platform Server consists of the following third party hardware and third party software components:

--------------------------------------------------------------------------------
                  AirBoss Server Minimum Hardware Requirements
--------------------------------------------------------------------------------
                        Proliant 800 P2-450 64MB Model 1
--------------------------------------------------------------------------------
                      Wide Ultra SCSI Controller Integrated
--------------------------------------------------------------------------------
                        10/100 NIC Integrated, 24X CDROM
--------------------------------------------------------------------------------
                           P2-450 Processor Option Kit
--------------------------------------------------------------------------------
                          64 Meg Sdram Memory Expansion
--------------------------------------------------------------------------------
                9.1 GB Wide-Ultra SCSI-3, 7200 rpm drive (1 inch)
--------------------------------------------------------------------------------
                             4/8 GB DAT Drive - Sony
--------------------------------------------------------------------------------
                 17in/16V 24mm 1600x1200 at 65HZ Monitor Compaq
--------------------------------------------------------------------------------
                            Matrox Millenium G200 PCI
--------------------------------------------------------------------------------
                            Fast-Wide Duplexing Cable
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   AirBoss Server 3rd-Party Software Requirements
--------------------------------------------------------------------------------
     Sun(R) Solaris(TM) 8 Operating Environment, Intel Platform Edition
--------------------------------------------------------------------------------
     Sun Java Web Server v2.0
--------------------------------------------------------------------------------
     Oracle8i Enterprise Edition
--------------------------------------------------------------------------------

     Note: AirBoss Application Platform configuration is subject to change.

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                                       2

            Two servers configured as above constitute a mated server pair which is required to provide failover functionality. Any deviation from this specific configuration must be approved in advance by Geoworks.

      2.2   AirBoss Application Platform Supported Client Devices

            The supported AirBoss Subscriber devices are included within the Subscriber License Fees table in Section 9.2 of this Statement of Work.

3.    Primary Designated Location

      SAIC's facility at:

      4031 Colonel Glenn Highway
      Dayton, OH 45431

4.    Documentation

      Documentation will be delivered concurrent with the delivery of the Software as set forth in the Schedule. SAIC will receive one (1) electronic copy of the Documentation listed below.

      AirBoss Application Platform - Description: Provides an overview of AirBoss features and is intended to familiarize the user with the system.

      AirBoss Application Platform - Server Installation: This document provides system administrators and installation professionals with instructions for installing the AirBoss Server Software.

      AirBoss Application Platform - Administration: This document is intended for a system administrator who is responsible for backing up, operating, and maintaining the AirBoss Application Platform.

      AirBoss Application Platform - Subscriber Provisioning: This document is intended for a system support associate responsible for provisioning AirBoss subscriber, account, services, and provider information.

      AirBoss Application Platform - SDK and API Manual: The ABInet and ABMAT API manual is a reference guide for programmers developing applications for a wireless/ wireline communications environment.

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                                       3

      AirBoss Application Platform - AirBoss Microbrowser Guide: This book provides AirBoss marketing channel partners with the information they need to repackage the AirBoss Microbrowser (WML) including installation and configuration instructions for the RIM Handhelds; an end-user guide; and references and tips for system administrators.

5.    Training Workshops

      Geoworks is not providing any training under this Statement of Work. If SAIC requires any of the training workshops available in Geoworks' training curriculum, Geoworks and SAIC will agree upon the workshops to be provided, the dates for such training and associated training fees in a separate Statement of Work.

6.    Geoworks Support Services

      6.1   AirBoss Basic Installation & Deployment Services

            The Basic Installation & Deployment Services described in this section will be accomplished at a Geoworks' location.

                  6.1.1 Pre Installation Verification Services

                        The pre-installation verification will determine whether the server configuration, including hardware, operating system, data network, remote dial-up facilities, network security arrangements, or wireless data service subscriptions, and required third party software, have been installed and configured in accordance with the requirements for the Software provided under this Statement of Work. SAIC is responsible for ensuring that all hardware and licenses, or wireless data subscriptions for third party software, and for installing, configuring and maintaining the availability of the hardware and third party software. SAIC will secure, pack and ship two AirBoss server hardware configurations to Geoworks' facilities in Morganville, NJ for installation of the Server Software. SAIC will bear all expenses related to shipping to Geoworks and, upon completion of Server Software installation, for the expenses related to shipping the servers back to SAIC.

                  6.1.2 AirBoss Server Installation Services

                        Geoworks will provide installation of the Server Software on one duplex server configuration (high-availability for failover purposes). Geoworks will use its best efforts to preserve SAIC's existing subscriber databases during the Server Software installation.

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                                       4

                  6.1.3 Post Installation Verification Services

                        The Geoworks installation team will verify that the Server Software has been installed correctly and is ready for use. Geoworks will then secure, pack and ship the AirBoss servers to SAIC's Dayton, Ohio facilities. The Software is deemed accepted (Software Acceptance) upon shipment to SAIC. SAIC will bear all expenses related to shipping the servers back to SAIC. Upon receipt at SAIC's facilities in Dayton, Ohio, SAIC will then perform all operations necessary to integrate the servers into SAIC's network.

      6.2   AirBoss Client Software Installation

            Geoworks will provide the Client Software to SAIC on CD ROM. SAIC is responsible for any and all installations of the AirBoss Client Software on supported client devices.

7.    Maintenance Support

      Geoworks will provide Maintenance Support after the Warranty Period at its current Demand Services rates or as mutually agreed to in a separate Maintenance Agreement.

8.    Consulting Services

      Geoworks shall provide to SAIC consulting services related to the use and functionality of the Software (the "Consulting Services"). Consulting Services may include Geoworks telephonic assistance in answering SAIC's reasonable questions regarding the Software and providing a Geoworks subject matter expert to assist SAIC in utilizing the Software. Consulting Services will be available during Geoworks' regular business hours on a time and materials basis at Geoworks' hourly rates as provided in Section
      9.3 of this Statement of Work and are dependent upon the availability of Geoworks resources.

      If SAIC contacts Geoworks for telephonic assistance, Geoworks will inform SAIC that the services are Consulting Services and will be billed as such if SAIC elects to continue with their request for Consulting Services. Any other requests for Consulting Services will be submitted to Geoworks in writing and Geoworks will provide an estimated number of hours to provide such Consulting Services. If SAIC approves the Consulting Services, and dependent upon the availability of Geoworks' resources, Geoworks will provide the Consulting Service.


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                                       5

9.    Schedule

            9.1 Geoworks and SAIC will mutually agree upon the schedule for installing the Server Software, including SAIC dates for shipping the server hardware configurations to Geoworks and Geoworks' completion of Server Software installation. The Parties will also mutually agree upon dates for shipping the Client Software to SAIC.

            9.2 The Agreement and this Statement of Work Number 001 must both be executed by no later than October 19, 2001 in order for the Fees, including Software Licensing Fees and Fees for Geoworks Support Services, to remain in effect.

10.   Fees and Payment

      Software License Fee pricing for the Software utilizes a client/server structure where License Fees are one-time fees paid by SAIC for the Server Software at one physical site plus the number of Authorized Users supported by each Server Software configuration.

            10.1  Server Software License Fees

                  Server Software License Fees are as follows:

                    -------------------------------------------------------------------------
                                Server Software License
                    =========================================================================
                    Limitations of use                               Limited to 10,000
                                                                     Authorized Users
                    -------------------------------------------------------------------------
                    AirBoss Basic Server (required) - ABINET and             $40,000
                    ABMAT API Application Platform Support
                    =========================================================================

                  AirBoss software feature upgrades or Enhancements are not included in the License Fees and will be determined separately by Geoworks and priced accordingly depending upon feature content.

                  The Server Software License Fee will be billed to SAIC on the date the AirBoss server configurations, with Software installed, are shipped back to SAIC's Primary Designated Location. This fee is due to Geoworks within thirty (30) days of the date of invoice.

            10.2  AirBoss Application Platform Client Software License Fees

                  The initial five (5) AirBoss Basic Client Software Licenses for Use by Authorized Users are provided at a fee of two hundred dollars ($200.00) per Authorized User, or one thousand dollars ($1,000.00) total. The Client Software License Fees per Authorized User beyond the initial five (5) are provided below. The AirBoss Basic

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                                       6

                  Client Software License Fee is required. Additional incremental fees are added per specific feature.

             ------------------------------------------------------------------
             AirBoss Client Software                      Per Authorized User
                                                          License Fee
                                                          5  -  10,000
             ==================================================================
             AirBoss Basic  Client Software (required)           $30.00
             - ABINET and ABMAT Application Platforms:
                o  WINCE 2.11
                o  Pocket PC 3.0
                o  RIM Pager 850/950, 857, 957
                o  Palm OS 3.3, 3.5
                o  Windows 98, NT, 2000
             ------------------------------------------------------------------

The Client Software License Fee for the initial five (5) Authorized Users ($1,000.00) will be billed to SAIC upon Geoworks' shipment of the AirBoss Client Software to SAIC and is due within thirty (30) days of the date of invoice.

Client Software License Fees beyond the initial five (5) are due to Geoworks concurrent with the submission of each quarterly report as set forth in Section
3.2 of the Agreement.

      10.3  Fees for Geoworks Support Services

            Fees associated with Geoworks Support Services, including Basic Installation & Deployment Services and Consulting Services, are capped at ten thousand dollars ($10,000.00). Geoworks and SAIC will periodically review the hours billed and hours remaining under the capped amount. The Fees for Geoworks Support Services will be billed to SAIC monthly as incurred and are due to Geoworks within thirty
            (30)days of the invoice date.

            The current rates are as follows:

               ----------------------------------------------------------------------------------------
                             Professional Services                Hourly Rate          Daily Rate
               ========================================================================================
               Senior Consultant/Engineer/Analyst                   $189.00            $1,512.00
               ----------------------------------------------------------------------------------------
               Consultant/Engineer/Analyst                          $162.00            $1,296.00
               ----------------------------------------------------------------------------------------

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                                      7

11.   Assumptions

      The following assumptions apply to the fees associated with the Software and associated Geoworks Support Services Fees.

            11.1 The Fees included in this Statement of Work include the Software and Geoworks Support Services as described in this Statement of Work. Geoworks reserves the right to revise its Fees and schedule if the scope of work changes from what is being offered in this Statement of Work.

            11.2 Fees for reasonable expenses, including but not limited to travel and living expenses, are not included in any of the quoted fees and are billed to SAIC monthly as incurred.

            11.3 SAIC is responsible for fees associated with shipping the AirBoss servers to Geoworks in New Jersey and, upon completion of installation of the AirBoss Server Software, from Geoworks to SAIC in Dayton, Ohio.

            11.4 License Fees include AirBoss Application Platform Release 6.2 software only. AirBoss server hardware and third party software is not included and SAIC is responsible for procuring, installing and maintaining such hardware, third party software and network.

            11.5 Devices for use with the Client Software are not included in the fees and SAIC is responsible for the procurement, installation and maintenance of such devices.

            11.6  All Fees are exclusive of taxes.

            11.7  All fees are in US dollars ($US).

12.   SAIC Responsibilities

            12.1 SAIC will provide knowledgeable personnel who have a basic knowledge of the responsibilities of an IT system administrator, for the administration of the AirBoss Application Platform.

            12.2 SAIC is responsible for providing Tier One Support and Tier Two Support (including fault isolation) to Authorized Users before contacting Geoworks to report troubles.

            12.3 SAIC is responsible for all costs related to wireless data services.

                                   SIGNATURES

Geoworks Corporation                           SAIC
         \S\                                                \S\
----------------------------------             ---------------------------------
Signature                                      Signature
         David Pepe                                     Joseph F. Shumser
----------------------------------             ---------------------------------
Print Name                                     Print Name
         Sr. V.P. Mobile Products & Services   Group Contracts Manager
----------------------------------             ---------------------------------
Title                                          Title
         10/24/01                              10/17/01
----------------------------------             ---------------------------------

Date                                           Date

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                                       8